Exhibit 10.2

CELL THERAPEUTICS, INC.

2007 EQUITY INCENTIVE PLAN

STOCK AWARD AGREEMENT

THIS STOCK AWARD AGREEMENT (this “Award Agreement”) is dated as of [            , 20    ] (the “Award Date”) by and between Cell Therapeutics, Inc., a Washington corporation (the “Company”), and [                                         ] (the “Participant”).

W I T N E S S E T H

WHEREAS, pursuant to the Cell Therapeutics, Inc. 2007 Equity Incentive Plan (the “Plan”), the Company hereby grants to the Participant, effective as of the date hereof, a stock award (the “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2. Grant. Subject to the terms of this Award Agreement, the Company hereby grants to the Participant an Award with respect to an aggregate of [                    ] fully-vested shares of common stock of the Company (the “Shares”).

3. No Right to Employment/Service. Nothing contained in this Award Agreement or the Plan constitutes an employment or service commitment by the Company or any of its Affiliates or Subsidiaries, affects the Participant’s status, if he or she is an Employee, as an Employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Company or any of its Subsidiaries or Affiliates, interferes in any way with the right of the Company or any of its Subsidiaries or Affiliates at any time to terminate such employment or services, or affects the right of the Company or any of its Subsidiaries or Affiliates to increase or decrease the Participant’s other compensation or benefits. Nothing in this Award Agreement, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.

4. Stock Certificates. The Company shall issue the Shares subject to the Award either: (a) in certificate form; or (b) in book entry form, and in either case, registered in the name of the Participant.

5. Tax Withholding. The Company (or any of its Subsidiaries last employing the Participant) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the Shares. Alternatively, the Company may (but is not required to) permit the Participant to elect, in such manner and at such time or times prior to any applicable tax date as may be permitted or required under Section 11 of the Plan and rules established by the Committee, to have the Company withhold and reacquire Shares at their Fair Market Value to satisfy any withholding obligations of the Company or its Subsidiaries with respect to the Shares. Any election to have Shares so held back and reacquired shall be subject to such rules and procedures as the Committee may impose.

6. Notices. Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Company’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer employed by or providing services to the Company or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 6.

7. Plan. The Award and all rights of the Participant under this Award Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Award Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Agreement. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

8. Entire Agreement. This Award Agreement and the Plan constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan may be amended pursuant to Section 10.1 of the Plan. This Award Agreement may be amended by the Committee from time to time. Any such amendment must be in writing and signed by the Company. Any such amendment that materially and adversely affects the Participant’s rights under this Award Agreement requires the consent of the Participant in order to be effective with respect to the Award. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

9. Counterparts. This Award Agreement may be executed simultaneously in any number of counterparts, including through electronic transmission, each of which counterparts shall be deemed an original but all of which together shall constitute one and the same instrument.

10. Section Headings. The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

11. Governing Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Washington without regard to conflict of law principles thereunder.

12. Clawback Policy. The Shares are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Shares or other cash or property received with respect to the Shares (including any value received from a disposition of the Shares).

13. No Advice Regarding Grant. The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Shares (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award). Neither the Company nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Agreement) or recommendation with respect to the Award. Except for the withholding rights set forth in Section 5 above, the Participant is solely responsible for any and all tax liability that may arise with respect to the Award.

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IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of             , 20    .

CELL THERAPEUTICS, INC.,
a Washington corporation

By:

[Name]
[Title]

PARTICIPANT

Signature

Print Name

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